Exhibit 10.1

SHARE PURCHASE AGREEMENT

This Share Purchase Agreement (this “Agreement”), is made as of January 11, 2022 (the “Signing Date”), by and between Neurocrine Biosciences, Inc. (the “Investor”), a Delaware corporation, and Xenon Pharmaceuticals Inc. (the “Company”), a Canadian corporation.

RECITALS

WHEREAS, the Company and the Investor have entered into the Collaboration Agreement; and

WHEREAS, pursuant to the terms and subject to the conditions set forth in this Agreement, the Company desires to issue and sell to the Investor, and the Investor desires to subscribe for and purchase from the Company, certain common shares, no par value per share, of the Company (the “Common Shares”), in the amount and at a purchase price determined in accordance with the Collaboration Agreement; and

NOW, THEREFORE, in consideration of the following mutual promises and obligations, and for good and valuable consideration, the adequacy and sufficiency of which are hereby acknowledged, the Investor and the Company agree as follows:

ARTICLE 1
DEFINITIONS

1.1Defined Terms.  When used in this Agreement, the following terms shall have the respective meanings specified therefor below:

“2014 Equity Incentive Plan” shall mean the Company’s Amended and Restated 2014 Equity Incentive Plan, as amended to date and as the same may be amended and/or restated from time to time.

“2019 Inducement Equity Incentive Plan” shall mean the Company’s 2019 Inducement Equity Incentive Plan, as amended to date.

“Affiliate” shall mean, with respect to any Person, another Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person.  A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.  Without limiting the generality of the foregoing, a Person shall be deemed to control another Person if such Person (i) owns, directly or indirectly, beneficially or legally, more than fifty percent (50%) of the outstanding voting securities or capital stock of such other Person, or has other comparable ownership interest with respect to any Person other than a corporation; or (ii) has the power, whether pursuant to contract, ownership of securities or otherwise, to direct the management and policies of such other Person.  For the purposes of this Agreement, in no event shall the Investor or any of its Affiliates be deemed Affiliates of the Company or any of its Affiliates, nor shall the Company or any of its Affiliates be deemed Affiliates of the Investor or any of its Affiliates.

“Aggregate Purchase Price” shall mean $8,250,000.

“Acquisition Transaction” shall mean (i) any sale, license, lease, exchange, transfer or other disposition of the assets of the Company or any subsidiary of the Company constituting more than 50% of the consolidated assets of the Company in any one transaction or in a series of related transactions; or (ii) any merger, consolidation, business combination, share exchange, reorganization or similar transaction or series of related transactions involving the Company or any subsidiary of the Company whereby the holders of voting capital stock of the Company immediately prior to any such transaction hold less than 50% of the voting stock of the Company or the surviving corporation (or its parent company) immediately after the consummation of any such transaction.

“Agreement” shall have the meaning set forth in the Preamble.

“Board” shall mean the Board of Directors of the Company.

“Business Day” shall mean a day on which banking institutions in Burnaby, British Columbia, Canada and San Diego, California, United States are open for business, excluding any Saturday or Sunday.

“Change of Control” shall mean the transfer, in one transaction or a series of related transaction, as a result of which any Person or group of Persons, other than the Company, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of more than 50% of the total voting power of the voting securities of the Company.

“Closing Conditions” shall mean the conditions to Closing set forth in Article 6, Article 7, and Article 8 hereof.

“Collaboration Agreement” shall mean the License and Collaboration Agreement, dated December 2, 2019, as amended, between the Investor and the Company.

“Company SEC Documents” shall mean the required reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) required to be filed by it under the Securities Act and the Exchange Act, and any required amendments to any of the foregoing, with the SEC.

“DOJ” shall mean the U.S. Department of Justice.

“Effective Date” shall have the meaning given to such term in the Collaboration Agreement.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“FTC” shall mean the U.S. Federal Trade Commission.

“GAAP” shall mean generally accepted accounting principles in the United States.

“Governmental Authority” shall mean any multinational, federal, national, state, provincial, local or other entity, office, commission, bureau, agency, political subdivision, instrumentality, branch, department, authority, board, court, arbitral or other tribunal exercising executive, judicial, legislative, police, regulatory, administrative or taxing authority or functions of any nature pertaining to government.

“LAS” shall mean the Nasdaq Notification Form: Listing of Additional Shares.

“Law” shall mean any law, statute, rule, regulation, order, judgment or ordinance having the effect of law of any federal, national, multinational, state, provincial, county, city or other political subdivision.

“Material Adverse Effect” shall mean any change, event or occurrence that, individually or in the aggregate, results in a material adverse effect on the business, or results of operations, assets or condition of the Company and its subsidiaries taken as a whole, provided, however, that no change, event, circumstance, occurrence or development resulting from the following shall be deemed (either alone or in combination) to constitute or shall be taken into account in determining whether there has been a Material Adverse Effect: (A) changes in conditions in the United States or global economy or capital or financial markets generally, including changes in interest or exchange rates, (B) changes in general legal, regulatory, political, economic or business conditions or changes in generally accepted accounting principles in the United States or interpretations thereof, (C) acts of war, sabotage or terrorism, or any escalation or worsening of any such acts of war, sabotage or terrorism, (D) earthquakes, hurricanes, floods or other natural disasters, (E) the announcement of this Agreement, the Collaboration Agreement or the transactions contemplated hereby and thereby, (F) any change in the Company’s stock price or trading volume or any failure to meet internal projections or forecasts or published revenue or earnings projections of industry analysts (provided that the underlying events giving rise to any such change shall not be excluded, except to the extent any such event is included in clause (A) through (E) of this definition) or (G) any breach, violation or non-performance by the Investor or any of its Affiliates under the Collaboration Agreement, provided, however, that the events excluded in clauses (A), (B), (C) and (D) shall only be excluded to the extent the effects of such events are not disproportionately adverse on the Company and its subsidiaries as compared to other companies operating in the Company’s industry.

“Person” shall mean any individual, partnership, joint venture, limited liability company, corporation, firm, trust, association, unincorporated organization, Governmental Authority or other entity, as well as any syndicate or group that would be deemed to be a Person under Section 13(d)(3) of the Exchange Act.

“Rule 144” shall mean Rule 144 promulgated under the Securities Act.

“SEC” shall mean the U.S. Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Stock Option Plan” shall mean the Company’s Amended and Restated Stock Option Plan, as amended to date and as the same may be amended and/or restated from time to time.

“Termination Date” shall mean the date that is six months following the Signing Date.

“Third Party” shall mean any Person other than the Investor, the Company or any Affiliate of the Investor or the Company.

“Transfer Agent” shall mean the Company’s transfer agent.

ARTICLE 2
PURCHASE AND SALE OF COMMON SHARES

Subject to the terms and conditions of this Agreement, at the Closing, the Company shall issue and sell to the Investor and the Investor shall purchase from the Company, 258,986 Common Shares (the “Purchased Shares”), for the Aggregate Purchase Price.

ARTICLE 3
CLOSING; DELIVERIES

3.1Closing.  The closing of the purchase and sale of the Purchased Shares hereunder (the “Closing”) shall take place remotely via the exchange of documents and signatures at 9:00 a.m. New York City time on the Signing Date, provided that all of the Closing Conditions (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction at such time of such conditions) have been satisfied or waived, or at such other time, date, and location as the parties may agree.

3.2Deliveries.

a)Deliveries by the Company.  At the Closing, or as soon as practicable thereafter, the Company shall deliver, or cause to be delivered, to the Investor the Purchased Shares, registered in the name of the Investor, and the Company shall instruct the Transfer Agent to register such issuance at the time of such issuance.  The Company shall also deliver at the Closing: (i) a certificate in form and substance reasonably satisfactory to the Investor and duly executed on behalf of the Company by an authorized executive officer of the Company, certifying that the conditions to Closing set forth in Article 6 and Section 8.1 hereof have been fulfilled and (ii) a certificate of the secretary or assistant secretary of the Company dated as of the Signing Date certifying (A) that attached thereto is a true and complete copy of the Amended and Restated By-laws of the Company as in effect at the time of the actions by the Board referred to in clause (B) below and on the Signing Date; (B) that attached thereto is a true and complete copy of all resolutions adopted by the Board authorizing the execution, delivery and performance of this Agreement and the transactions contemplated hereby and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby and thereby as of the Signing Date; (C) that attached thereto is a true and complete copy of the Company’s Restated Articles of Incorporation as in effect at the time of the actions by the Board referred to in clause (B) above and on the Signing Date; and (D) as to the incumbency and specimen signature of any officer of the Company executing this Agreement on behalf of the Company.

b)Deliveries by the Investor.  At the Closing, the Investor shall deliver, or cause to be delivered, to the Company the Aggregate Purchase Price by wire transfer of immediately available United States funds to an account designated by the Company.  The Investor shall also deliver, or cause to be delivered, at the Closing: (i) a certificate in form and substance reasonably satisfactory to the Company duly executed by an authorized executive officer of the Investor certifying that the conditions to Closing set forth in Article 7 hereof have been fulfilled and (ii) a certificate of the secretary or assistant secretary of the Investor dated as of the Signing Date certifying as to the incumbency and specimen signature of any officer executing this Agreement on behalf of the Investor.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Investor that:

4.1Organization, Good Standing and Qualification.

a)The Company has been duly continued and is validly existing as a corporation in good standing under the Canada Business Corporations Act and is up-to-date in all material corporate filings and has the corporate power and capacity to own, lease and operate its properties and to conduct its business as described in the Company SEC Documents and to enter into and perform its obligations under this Agreement, except where the failure to be so qualified or in good standing or have such power or authority would not, singularly or in the aggregate, have a Material Adverse Effect.

4.2Capitalization and Voting Rights.

a)As of the Signing Date, the authorized capital of the Company consists of: (i) an unlimited number of Common Shares, of which (A) 51,645,291 shares are issued and outstanding, (B) 5,234,917 shares are issuable upon the exercise of outstanding stock options or upon the settlement of outstanding equity awards issued pursuant to the Amended and Restated 2014 Equity Incentive Plan, (C) 2,404,846 shares are reserved for future issuance pursuant to the Amended and Restated 2014 Equity Incentive Plan, (D) 128,787 shares are issuable upon the exercise of outstanding stock options or upon the settlement of outstanding equity awards issued pursuant to the 2019 Inducement Equity Incentive Plan, (E) no shares are reserved for future issuance pursuant to the 2019 Inducement Equity Incentive Plan, (F) 275,374 shares are issuable upon the exercise of outstanding stock options or upon the settlement of outstanding equity awards issued pursuant to the Stock Option Plan, (G) no shares are reserved for future issuance pursuant to the Stock Option Plan, (H) 40,000 shares are issuable upon the exercise of outstanding warrants to purchase Common Shares and (I) 2,775,996 shares are issuable upon the exercise of outstanding pre-funded warrants to purchase Common Shares and (ii) an unlimited number of preferred shares, no par value per share (the “Preferred Shares”), of which 1,016,000 Series 1 preferred shares are issued and outstanding. All of the issued and outstanding Common Shares and Preferred Shares have been duly authorized and validly issued and are fully paid and non-assessable, were issued in compliance with applicable securities Laws.  None of the outstanding Common Shares and Preferred Shares were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company.

b)There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any share capital of the Company other than those described in the Company SEC Documents.

c)Except as disclosed in the Company SEC Documents, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company, except for such rights as have been duly waived or expired.

d)The Common Shares are registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Shares under the Exchange Act nor has the Company received any notification that the SEC is contemplating terminating such registration.

4.3Subsidiaries.  Except as otherwise disclosed in the Company SEC Documents, the Company does not own or control, directly or indirectly, any corporation, association or other entity.

4.4Authorization.

a)This Agreement and the Collaboration Agreement have been duly authorized, executed and delivered by the Company and, upon the due execution and delivery of this Agreement and the Collaboration Agreement by the Investor, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability.

b)No stop order or suspension of trading of the Common Shares has been imposed or to the Company’s knowledge, threatened by the Nasdaq Stock Market, the SEC or any other Governmental Authority and remains in effect.

4.5No Defaults.  The Company is not (i) in violation of its Articles of Incorporation or By-laws or similar organizational documents; (ii) in default (nor, with the giving of notice or lapse of time, would it be in default) under any indenture, loan, credit agreement, note, lease, license agreement, contract, franchise or other instrument (including, without limitation, any pledge agreement, security agreement, mortgage or other instrument or agreement evidencing, guaranteeing, securing or relating to indebtedness) to which the Company is a party or by which it may be bound, or to which any of its properties or assets are subject (an “Existing Instrument”); or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of its subsidiaries, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

4.6No Conflicts.  The execution, delivery and performance of this Agreement and the Collaboration Agreement, the issuance and sale of the Purchased Shares and the consummation of the transactions contemplated by this Agreement and the Collaboration Agreement (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the articles of continuance or by-laws of the Company, (ii) will not conflict with or constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, or require the consent of any other party to, any Existing Instrument and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company, except, in the case of clauses (ii) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.

4.7No Governmental Authority or Third Party Consents.  No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required for the execution, delivery and performance by the Company of each of this Agreement or the Collaboration Agreement or the issuance and sale of the Purchased Shares, except (i) such filings as may be required to be made with the SEC, with any state blue sky or securities regulatory authority or any Canadian securities regulatory authority, which filings shall be made in a timely manner in accordance with all applicable Laws, and (ii) with respect to the Purchased Shares, the filing, if required, with the Nasdaq Stock Market of, and the absence of unresolved issues with respect to, an LAS and, if required, a Nasdaq Shares Outstanding Change Form.

4.8Valid Issuance of Shares.  The Purchased Shares have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company against payment therefor at Closing, will be validly issued, fully paid and non-assessable, and the issuance and sale of the Purchased Shares is not subject to any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase the Shares.

4.9Litigation.  There is no action, suit, proceeding, inquiry or investigation brought by or before any governmental entity now pending or, to the knowledge of the Company, threatened, against or affecting the Company, would reasonably be expected to have a Material Adverse Effect.  No material labor dispute with the employees of the Company, or with the employees of any principal supplier, manufacturer, customer or contractor of the Company, exists or, to the knowledge of the Company, is threatened or imminent.

4.10Licenses and Other Rights; Compliance with Laws.  The Company possesses such valid and current certificates, authorizations or permits required by state, federal, provincial or foreign regulatory agencies or bodies to conduct its business as currently conducted and as described in the Company SEC Documents (“Permits”), except where the failure to so possess could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.  The Company is not in violation of, or in default under, any of the Permits, except for such violations or defaults as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and has not received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit, which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect.

4.11Company SEC Documents; Financial Statements; Nasdaq Stock Market.

a)As of their respective filing dates each of the Company SEC Documents complied in all material respects with the requirements of the Securities Act, the Exchange Act, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents, and no Company SEC Documents when filed, declared effective or mailed, as applicable, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  As of the Signing Date, there are no outstanding or unresolved comments in comment letters received from the SEC or its staff.

b)The financial statements of the Company included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and in each of its quarterly reports on Form 10-Q for the quarterly periods ended March 31, June 30 and September 30 of the most recently completed fiscal year filed with the SEC as of the date of this Agreement present fairly the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods covered thereby, except as otherwise disclosed therein and, in the case of unaudited, interim financial statements, subject to normal year-end audit adjustments and the exclusion of certain footnotes, and any supporting schedules included in the Company SEC Documents present fairly the information required to be stated therein.

c)The Common Shares are listed on the Nasdaq Stock Market, and the Company has taken no action designed to, or which is likely to have the effect of, terminating the registration of the Common Shares under the Exchange Act or delisting the Common Shares from the Nasdaq Stock Market.  The Company has not received any notification that, and has no knowledge that, the SEC or the Nasdaq Stock Market is contemplating terminating such listing or registration.

d)Since the end of the Company’s most recent audited fiscal year, there have been no significant deficiencies or material weakness in the Company’s internal control over financial reporting (whether or not remediated) and no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company is not aware of any change in its internal control over financial reporting that has occurred during its most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

e)The Company maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) that (i) are designed to ensure that material information relating to the Company, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the 1934 Act are being prepared; (ii) have been evaluated by management of the Company for effectiveness as of the end of the Company’s most recent fiscal quarter; and (iii) are effective in all material respects at the reasonable assurance level to perform the functions for which they were established  The Company has conducted evaluations of the effectiveness of its disclosure controls as required by Rule 13a-15 of the Exchange Act.

f)There is and has been no material failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

4.12Absence of Certain Changes.  Since September 30, 2021, (i) there has not occurred any event that has caused or would reasonably be expected to cause a Material Adverse Effect on the Company and its subsidiaries, taken as a whole; (ii) other than as described in the Company SEC Documents, the Company has not entered into any transactions not in the ordinary course of business that are material, individually or in the aggregate, to the Company; and (iii) other than as described in the Company SEC Documents, there has not been any material decrease in the share capital or any material increase in any short-term or long-term indebtedness of the Company and there has been no dividend or distribution of any kind declared, paid or made by the Company or any repurchase or redemption by the Company of any class of share capital.

4.13Offering.  Subject to the accuracy of the Investor’s representations set forth in Sections 5.5, 5.6, 5.7, 5.9, 5.10 and 5.11 hereof, the offer, sale and issuance of the Purchased Shares to be issued in conformity with the terms of this Agreement constitute transactions which are exempt from the registration requirements of the Securities Act and from all applicable state registration or qualification requirements.  Neither the Company nor any Person acting on its behalf will take any action that would cause the loss of such exemption.

4.14No Integration.  The Company has not, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Purchased Shares in a manner that would require registration of the Purchased Shares under the Securities Act.

4.15Brokers’ or Finders’ Fees.  There is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement or the Collaboration Agreement.

4.16Investment Company.  The Company is not and, immediately after giving effect to the offering and sale of the Purchased Shares and the application of the proceeds thereof, will not be required to register as an “investment company” under the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder.

4.17No General Solicitation.  Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Purchased Shares by any form of general solicitation or general advertising.  The Company has offered the Purchased Shares for sale only to the Investor.

4.18Foreign Corrupt Practices.  Neither the Company nor, to the knowledge of the Company, any agent or other person acting on behalf of the Company has, in the course of its actions for, or on behalf of, the Company: (i) directly or indirectly used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity, (ii) made any direct or indirect unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any domestic government official, such foreign official or employee or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable non-U.S. anti-bribery Law.

4.19Regulation M Compliance.  The Company has not taken, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Shares to facilitate the sale or resale of the Purchased Shares.

4.20Office of Foreign Assets Control.  Neither the Company nor, to the Company’s knowledge, any director, officer, agent, employee or Affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.

4.21Development Matters.

a)The studies, tests and preclinical or clinical trials conducted by or on behalf of the Company that are described in the Company SEC Documents (the “Company Studies and Trials”) were and, if still pending, are, to the Company’s knowledge, being conducted in all material respects in accordance with experimental protocols, procedures and controls designed and approved for such Company Studies and Trials; the descriptions of the results of the Company Studies and Trials contained in the Company SEC Documents are, to the Company’s knowledge, accurate in all material respects; the Company has no knowledge of any other studies or trials not described in the Company SEC Documents, the results of which are inconsistent with or call in question the results described or referred to in the Company SEC Documents; the Company has made all such filings and obtained all such approvals as may be required by the United States Food and Drug Administration (the “FDA”) or any committee thereof and from any foreign, state or local governmental authority exercising comparable authority, or health care facility Institutional Review Board, except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and the Company has not received any notices or correspondence from the FDA or any foreign, state or local governmental authority exercising comparable authority requiring the termination, suspension or material modification of any Company Studies and Trials that termination, suspension or material modification would reasonably be expected to have a Material Adverse Effect.

4.22Intellectual Property.

a)The Company owns, or has obtained valid and enforceable licenses for all inventions, patent applications, patents, trademarks, trade names, service names, copyrights, trade secrets and other intellectual property described in the Company SEC Documents as being owned or licensed by them or which are necessary in all material respects for the conduct of its business as currently conducted or as currently proposed to be conducted (collectively, “Intellectual Property”).

b)To the Company’s knowledge, except as could not reasonably be expected, singularly or in the aggregate, to have a Material Adverse Effect: (i) there are no third parties who have rights to any Intellectual Property, except for customary reversionary rights of third-party licensors or co-ownership rights with respect to Intellectual Property that are disclosed in the Company SEC Documents as being subject to a third party’s joint ownership interest or as being licensed to the Company; and (ii) there is no infringement by third parties of any Intellectual Property.

c)Except as could not reasonably be expected, singularly or in the aggregate, to have a Material Adverse Effect, there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others: (A) challenging the Company’s rights in or to any Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim; (B) challenging the validity, enforceability or scope of any Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim; or (C) asserting that the Company infringes or otherwise violates, or would, upon the commercialization of any product or service described in the Company SEC Documents as under development, infringe or violate, any patent, trademark, trade name, service name, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim.

d)The Company has complied in all material respects with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company, and all such agreements are in full force and effect as to the Company and to the Company’s knowledge as to the other parties to such agreements.  The product candidates described in the Company SEC Documents as under development by the Company fall within the scope of the claims of one or more patents or patent applications owned by, or exclusively licensed to, the Company.

4.23Real and Personal Property.  The Company has good and marketable title in fee simple (in the case of real property) to, or has valid and marketable rights to lease or otherwise use, all items of real or personal property, which are material to the business of the Company taken as a whole, in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, adverse claims and other defects except such as do not, individually or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company.  The real property, improvements, equipment and personal property held under lease by the Company are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company.

4.24Environmental Matters.  Except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect:  (i) the Company is not in violation of any federal, state, provincial, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”); (ii) the Company has all permits, authorizations and approvals required under any applicable Environmental Laws and is in compliance with their requirements; (iii) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company; and (iv) to the knowledge of the Company, there are no events or circumstances existing as of the date hereof that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company relating to Hazardous Materials or any Environmental Laws.

4.25Taxes.  The Company (i) has timely filed all necessary federal, state, local and foreign tax returns (or timely filed extensions with respect to such returns), and all such returns were true, complete and correct, (ii) has paid all federal, state, local and foreign taxes, assessments, governmental or other charges due and payable for which it is liable, including, without limitation, all sales and use taxes and all taxes which the Company is obligated to withhold from amounts owing to employees, creditors and third parties, and (iii) does not have any tax deficiency or claims outstanding or assessed or, to its knowledge, proposed against it, except those, in each of the cases described in clauses (i), (ii) and (iii) above, that would not, singularly or in the aggregate, reasonably be expected to have a Material Adverse Effect The accruals and reserves on the books and records of the Company in respect of tax liabilities for any taxable period not yet finally determined are adequate to meet any assessments and related liabilities for any such period.

4.26Insurance.  The Company carries or is covered by, insurance in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses, at a similar stage of development, in similar industries.  The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect. The Company has not been denied any insurance coverage which it has sought or for which it has applied.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

The Investor hereby represents and warrants to the Company that:

5.1Organization; Good Standing.  The Investor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.  The Investor has all requisite corporate power and corporate authority to enter into this Agreement, to purchase the Purchased Shares and to perform its obligations under and to carry out the other transactions contemplated by this Agreement.

5.2Authorization.

a)The Investor has full right, power and authority to execute and deliver this Agreement and the Collaboration Agreement and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of each of this Agreement and the Collaboration Agreement and the consummation by it of the transactions contemplated thereby has been duly and validly taken.

b)This Agreement and the Collaboration Agreement have been duly executed and delivered by the Investor and, upon the due execution and delivery of this Agreement and the Collaboration Agreement by the Company, will constitute valid and legally binding obligations of the Investor, enforceable against the Investor in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability.

5.3No Conflicts.  The execution, delivery and performance of this Agreement and the Collaboration Agreement, the subscription for and purchase of the Purchased Shares and the consummation of the transactions contemplated by this Agreement and the Collaboration Agreement will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Investor pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Investor is a party, by which the Investor is bound or to which any of the property or assets of the Investor is subject, (ii) result in any violation of the provisions of the certificate of incorporation or by-laws or similar organizational documents of the Investor or (iii) result in the violation of any law or statute or any judgment, order, rule  or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Investor or any of its subsidiaries, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a material adverse effect on the Investor’s ability to perform its obligations or consummate the transactions contemplated hereby in accordance with the terms of this Agreement.

5.4No Governmental Authority or Third Party Consents.  No consent, approval, authorization, order, license, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Investor of each of this Agreement or the Collaboration Agreement or with the subscription for and purchase of the Purchased Shares.

5.5Purchase Entirely for Own Account.  The Investor is subscribing for the Purchased Shares as principal and acknowledges that the Purchased Shares shall be acquired for investment for the Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Investor has no present intention of selling, granting any participation or otherwise distributing the Purchased Shares.  The Investor can bear the economic risk of an investment in the Purchased Shares indefinitely and a total loss with respect to such investment.  The Investor does not have and will not have as of the Closing any contract, undertaking, agreement, arrangement or understanding with any Person to sell, transfer or grant participation to a Person any of the Purchased Shares.

5.6Disclosure of Information.  The Investor has received or has had full access to all the information from the Company and its management that the Investor considers necessary or appropriate for deciding whether to purchase the Purchased Shares hereunder.  The Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the Company, its financial condition, results of operations and prospects and the terms and conditions of the offering of the Purchased Shares sufficient to enable it to evaluate its investment.

5.7Investment Experience and Accredited Investor Status.  The Investor is an “accredited investor” (as defined in Regulation D under the Securities Act).  The Investor has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Purchased Shares to be purchased hereunder.

5.8Acquiring Person.  Other than 1,943,170 common shares of the Company owned by Investor, as of the Signing Date, neither the Investor nor any of its Affiliates beneficially owns, and immediately prior to the Closing, neither the Investor nor any of its Affiliates will beneficially own (in each case, as determined pursuant to Rule 13d-3 under the Exchange Act without regard for the number of days in which a Person has the right to acquire such beneficial ownership, and without regard to Investor’s rights under this Agreement), any securities of the Company, except for securities that may be beneficially owned by employee benefit plans of either the Investor or any of its Affiliates.

5.9Residence. The Investor is not a resident or subject to the securities laws of a Province or Territory of Canada and has complied with the applicable securities legislation in the jurisdiction of its residence, in each case as they relate to the purchase of the Purchased Shares hereunder.

5.10No “Bad Actor” Disqualification.  The Investor has not taken any of the actions set forth in, and is not subject to, the disqualification provisions of Rule 506(d)(1) of the Securities Act.  The Investor’s responses in the questionnaire delivered to the Company by the Investor on the Signing Date related to qualification under Rule 506(d)(1) are true and correct as of the Signing Date and will remain true and correct as of the Closing.

5.11Restricted Securities.  The Investor understands that the Purchased Shares, when issued, shall be “restricted securities” under U.S. federal securities Laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such Laws the Purchased Shares may be resold without registration under the Securities Act only in certain limited circumstances.  The Investor represents that it is familiar with Rule 144, as presently in effect.

5.12Legends.  The Investor understands that any certificates representing the Purchased Shares shall bear the following legends:

a)“These securities have not been registered under the Securities Act of 1933.  They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under the Securities Act or an opinion of counsel (which counsel shall be reasonably satisfactory to the Company) that such registration is not required or unless sold pursuant to Rule 144 of the Securities Act.”;

b)“These securities are subject to transfer restrictions set forth in a Share Purchase Agreement by and between Neurocrine Biosciences, Inc. and Xenon Pharmaceuticals Inc.”; and

c)“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE May 12, 2022.”; and

d)any legend required by applicable state securities Laws.

5.13Financial Assurances.  As of the Signing Date, the Investor has, and as of the Closing, the Investor will have, access to cash in an amount sufficient to pay to the Company the Aggregate Purchase Price.

5.14SEC Reports.  The Investor has reviewed the Company SEC Documents.

ARTICLE 6
INVESTOR’S CONDITIONS TO CLOSING

The Investor’s obligation to purchase the Purchased Shares at the Closing is subject to the fulfillment as of the Closing of the following conditions (unless waived in writing by the Investor):

6.1Representations and Warranties.  The representations and warranties made by the Company in Article 4 hereof shall be true and correct as of the Signing Date and as of the Closing as though made on and as of the Closing, except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date; provided, however, that for purposes of this Section 6.1, all such representations and warranties of the Company (other than Sections 4.1, 4.2, 4.3, 4.4, 4.5, 4.6, 4.8, and 4.11 hereof) shall be deemed to be true and correct for purposes of this Section 6.1 unless the failure or failures of such representations and warranties to be so true and correct, without regard to any “material,” “materiality” or “Material Adverse Effect” qualifiers set forth therein, constitute a Material Adverse Effect.

6.2Covenants.  All covenants and agreements contained in this Agreement to be performed or complied with by the Company on or prior to the Closing shall have been performed or complied with in all material respects.

6.3Collaboration Agreement.  The Collaboration Agreement shall not have been terminated in accordance with its terms and shall be in full force and effect as of the Closing.

6.4No Material Adverse Effect.  From and after the Signing Date until the Closing, there shall have occurred no event that has caused a Material Adverse Effect.

6.5Listing.  The Purchased Shares shall be eligible and approved for listing on the Nasdaq Stock Market.

ARTICLE 7
COMPANY’S CONDITIONS TO CLOSING

The Company’s obligation to issue and sell the Purchased Shares at the Closing is subject to the fulfillment as of the Closing of the following conditions (unless waived in writing by the Company):

7.1Representations and Warranties.  The representations and warranties made by the Investor in Article 5 hereof shall be true and correct as of the Signing Date and as of the Closing as though made on and as of the Closing, except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date.

7.2Covenants.  All covenants and agreements contained in this Agreement to be performed or complied with by the Investor on or prior to the Closing shall have been performed or complied with in all material respects.

7.3Collaboration Agreement.  The Collaboration Agreement shall not have been terminated in accordance with its terms and shall be in full force and effect.

ARTICLE 8
MUTUAL CONDITIONS TO CLOSING

The obligations of the Investor and the Company to consummate the Closing are subject to the fulfillment as of the Closing of the following conditions:

8.1Absence of Litigation.  There shall be no action, suit, proceeding or investigation by a Governmental Authority pending or currently threatened in writing against the Company or the Investor (i) that questions (A) the validity of this Agreement or (B) the right of the Company or the Investor to enter into this Agreement or to consummate the transactions contemplated hereby or thereby or (ii) which, if determined adversely, would impose substantial monetary damages on the Company or the Investor as a result of the consummation of the transactions contemplated by this Agreement.

8.2No Prohibition.  No provision of any applicable Law and no judgment, injunction (preliminary or permanent), order or decree shall be in effect that prohibits, makes illegal or enjoins the consummation of the transactions contemplated hereby.

ARTICLE 9
TERMINATION

9.1Pre-Closing Termination.  This Agreement may be terminated at any time prior to the Closing by:

a)mutual written consent of the Company and the Investor;

b)either the Company or the Investor, upon written notice to the other, if any of the mutual conditions to the Closing set forth in Section 8 hereof shall have become incapable of fulfillment by the Termination Date and such conditions shall not have been waived in writing by the other party within ten business days after receiving receipt of written notice of an intention to terminate pursuant to this clause (b); provided, however, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure to consummate the transactions contemplated hereby prior to the Termination Date;

c)the Company, upon written notice to the Investor, so long as the Company is not then in breach of its representations, warranties, covenants or agreements under this Agreement such that any of the conditions set forth in Section 6.1, 6.2, 6.3 or 6.4 hereof, as applicable, could not be satisfied by the Termination Date, (i) upon a material breach of any covenant or agreement on the part of the Investor set forth in this Agreement, or (ii) if any representation or warranty of the Investor shall have been or become untrue, in each case such that any of the conditions set forth in Section 7.1, 7.2, or 7.3 hereof, as applicable, could not be satisfied by the Termination Date;

d)the Investor, upon written notice to the Company, so long as the Investor is not then in breach of its representations, warranties, covenants or agreements under this Agreement such that any of the conditions set forth in Section 7.1, 7.2, or 7.3 hereof, as applicable, could not be satisfied by the Termination Date, (i) upon a material breach of any covenant or agreement on the part of the Company set forth in this Agreement, or (ii) if any representation or warranty of the Company shall have been or become untrue, in each case such that any of the conditions set forth in Section 6.1, 6.2, 6.3 or 6.4 hereof, as applicable, could not be satisfied by the Termination Date.

9.2Effect of Pre-Closing Termination.  In the event of the termination of this Agreement pursuant to Section 9.1 hereof, (i) this Agreement (except for this Section 9.2 and Article 11 hereof (other than Section 11.12), and any definitions set forth in this Agreement and used in such sections) shall forthwith become void and have no effect, without any liability on the part of any party hereto or its Affiliates, and (ii) all filings, applications and other submissions made pursuant to this Agreement, to the extent practicable, shall be withdrawn from the agency or other Person to which they were made or appropriately amended to reflect the termination of the transactions contemplated hereby; provided, however, that nothing contained in this Section 9.2 shall relieve any party from liability for fraud or any intentional or willful breach of this Agreement.

ARTICLE 10
ADDITIONAL COVENANTS AND AGREEMENTS

10.1Market Listing.  From the Signing Date through the Closing, Company shall use all commercially reasonable efforts to (i) maintain the listing and trading of the Common Shares on the Nasdaq Stock Market and (ii) effect the listing of the Purchased Shares on the Nasdaq Stock Market, including submitting, if required, the LAS to the Nasdaq Stock Market.

10.2Assistance and Cooperation.  Prior to the Closing, upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other party in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including using all reasonable efforts to accomplish the following: (i) taking all reasonable acts necessary to cause the conditions precedent set forth in Article 6, Article 7 and Article 8 hereof to be satisfied (including, in the case of the Company, promptly notifying the Investor of any notice from the Nasdaq Stock Market with respect to the LAS); (ii) taking all reasonable actions necessary to obtain all necessary actions or non-actions, waivers, consents, approvals, orders and authorizations from Governmental Authorities and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Authorities, if any); (iii) taking all reasonable actions necessary to obtain all necessary consents, approvals or waivers from Third Parties; and (iv) defending any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Authority vacated or reversed.

10.3Sale Volume Limitation - Definitions. For the purpose of Section 10.4 below,

a)“Lock-Up Period” shall mean the period commencing with the Effective Date and ending on the earlier of (i) the twenty-four (24) month anniversary of the Effective Date and (ii) the date on which the Company first publicly announces the results of a Phase 2 Clinical Trial for a XEN901 Product (each as defined in the Collaboration Agreement);

b)“Lock-Up Securities” shall mean the Purchased Shares together with (i) any shares of Common Stock issued in respect thereof as a result of any stock split, stock dividend, share exchange, merger, consolidation, or similar recapitalization and (ii) any shares of Common Stock issued as (or issuable upon the exercise of any warrant or other securities that is issued as) a dividend or other distribution with respect to, or in exchange or in replacement of, the Purchased Shares; and

c)“Excluded Transfers” shall mean the (i) transfer of Lock-Up Securities by the Investor to an Affiliate of the Investor if such transferee Affiliate executes an agreement with the Company to be bound by the restrictions set forth in Section 10.4; (ii) sale or other disposal or transfer of Lock-Up Securities by the Investor or its Affiliates into a tender offer by a Third Party or an issuer tender offer by the Company; and (iii) any sale or other disposal or transfer of Common Shares which are not Lock-Up Securities held by an executive officer or director of the Investor for his or her personal account, or that may occur (or be deemed to occur) in connection with a Change of Control of the Investor (replacing references to “Company” with “Investor” in the definition of “Change of Control”).

10.4Sale Volume Limitation.  Following the expiration of the Lock-Up Period, without the prior approval of the Company, Investor shall not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale or, or otherwise dispose of or transfer during any calendar month greater than twelve and one-half percent (12.5%) of the aggregate number of Lock-Up Securities held by Investor or its Affiliates as of the last day of the Lock-Up Period; provided, however, that the foregoing shall not prohibit or restrict any Excluded Transfers.

10.5Legend Removal.

a)Certificates evidencing the Purchased Shares shall not contain the legend set forth in 5.(a) hereof: (i) following a sale of such Purchased Shares pursuant to a registration statement covering the resale of such Purchased Shares, while such registration statement is effective under the Securities Act, (ii) following any sale of such Purchased Shares pursuant to Rule 144, (iii) if such Purchased Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Purchased Shares and without volume or manner-of-sale restrictions under Rule 144 or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC).

b)The Company agrees that at such time as any legend set forth in Section 5.11 hereof is no longer required under this Section 10.6, the Company will, no later than three (3) Business Days following the delivery by the Investor to the Company or notice by the Investor to the Company of delivery by the Investor to the Transfer Agent of a certificate representing Purchased Shares issued with such legend (together with any legal opinion required by the Transfer Agent), deliver or cause to be delivered to the Investor a certificate representing such Purchased Shares that is free from such legend, or, in the event that such shares are uncertificated, remove any such legend in the Company’s share records.  The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in Section 5.12 hereof.

ARTICLE 11
MISCELLANEOUS

11.1Governing Law; Dispute Resolution.  This Agreement shall be governed by and construed in accordance with the Laws of the State of New York, without regard to the conflict of laws principles thereof that would require the application of the Law of any other jurisdiction.  Any disputes as to matters arising out of or in connection with this Agreement will be subject to the procedures set forth in Section 14.7 of the Collaboration Agreement.

11.2Waiver.  Neither party may waive or release any of its rights or interests in this Agreement except in writing. The failure of either party to assert a right hereunder or to insist upon compliance with any term of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition.  No waiver by either party of any condition or term in any one or more instances shall be construed as a continuing waiver of such condition or term or of another condition or term except to the extent set forth in writing.

11.3Notices.  All notices which are required or permitted hereunder shall be provided in accordance with Section 14.5 of the Collaboration Agreement.

11.4Entire Agreement.  This Agreement, the Share Purchase Agreement, dated as of December 2, 2019, by and between the parties, the Share Purchase Agreement, dated as of September 8, 2021, by and between the parties, and the Collaboration Agreement, together with the schedules and exhibits thereto, set forth all the covenants, promises, agreements, warranties, representations, conditions and understandings between the parties and supersede and terminate all prior agreements and understanding between the parties.  There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the parties other than as set forth herein and therein.  No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the parties unless reduced to writing and signed by the respective authorized officers of the parties.

11.5Headings; Pronouns; Section References; English Language.  Headings and any table of contents used in this Agreement are for convenience only and shall not in any way affect the construction of or be taken into consideration in interpreting this Agreement.  Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa.  References in this Agreement to a section or subsection shall be deemed to refer to a section or subsection of this Agreement unless otherwise expressly stated.  This Agreement has been prepared in the English language, and the English language shall control its interpretation.

11.6Severability.  If, under applicable Laws, any provision hereof is invalid or unenforceable, or otherwise directly or indirectly affects the validity of any other material provision(s) of this Agreement in any jurisdiction (“Modified Clause”), then, it is mutually agreed that this Agreement shall endure and that the Modified Clause shall be enforced in such jurisdiction to the maximum extent permitted under applicable Laws in such jurisdiction; provided that the parties shall consult and use all reasonable efforts to agree upon, and hereby consent to, any valid and enforceable modification of this Agreement as may be necessary to avoid any unjust enrichment of either party and to match the intent of this Agreement as closely as possible, including the economic benefits and rights contemplated herein.

11.7Assignment.  Except for an assignment of this Agreement or any rights hereunder by the Investor to an Affiliate, neither this Agreement nor any of the rights or obligations hereunder may be assigned by either the Investor or the Company without (i) the prior written consent of Company in the case of any assignment by the Investor or (ii) the prior written consent of the Investor in the case of an assignment by the Company.

11.8Parties in Interest.  All of the terms and provisions of this Agreement shall be binding upon, and shall inure to the benefit of and be enforceable by the parties hereto and their respective successors, heirs, administrators and permitted assigns.

11.9Counterparts.  This Agreement may be signed in counterparts, each and every one of which shall be deemed an original, notwithstanding variations in format or file designation which may result from the electronic transmission, storage and printing of copies from separate computers or printers.  Facsimile signatures and signatures transmitted via PDF shall be treated as original signatures.

11.10Third Party Beneficiaries.  None of the provisions of this Agreement shall be for the benefit of or enforceable by any Third Party, including any creditor of any party hereto.  No Third Party shall obtain any right under any provision of this Agreement or shall by reason of any such provision make any claim in respect of any debt, liability or obligation (or otherwise) against any party hereto.

11.11No Strict Construction.  This Agreement has been prepared jointly and will not be construed against either party.

11.12Survival of Warranties.  The representations and warranties of the Company and the Investor contained in this Agreement shall survive the Closing and the delivery of the Purchased Shares.

11.13Remedies.  The rights, powers and remedies of the parties under this Agreement are cumulative and not exclusive of any other right, power or remedy which such parties may have under any other agreement or Law.  No single or partial assertion or exercise of any right, power or remedy of a party hereunder shall preclude any other or further assertion or exercise thereof.

11.14Expenses.  Each party shall pay its own fees and expenses in connection with the preparation, negotiation, execution and delivery of this Agreement.

11.15No Publicity.  The parties hereto agree that the provisions of Section 12.5 of the Collaboration Agreement shall be applicable to the parties to this Agreement with respect to any public disclosures regarding the proposed transactions contemplated by this Agreement or regarding the parties hereto or their Affiliates (it being understood that the provisions of Section 12.5 of the Collaboration Agreement shall be read to apply to disclosures of information relating to this Agreement and the transactions contemplated hereby).

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IN WITNESS WHEREOF, the parties intending to be bound have caused this Share Purchase Agreement to be executed by their duly authorized representatives as of the Signing Date.

NEUROCRINE BIOSCIENCES INC. By: /s/ Matthew Abernethy Name: Matthew Abernethy Title: CFO
XENON PHARMACEUTICALS INC. By: /s/ Sherry Aulin Name: Sherry Aulin Title: Chief Financial Officer